EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 1, 2013, relating to our audits of the consolidated financial statements and internal control over financial reporting, included in the Annual Report on Form 10-K of United Community Banks, Inc. for the year ended December 31, 2012.  We hereby consent to the incorporation by reference of said report in the Registration Statements of United Community Banks, Inc. on Form S-8 (File No. 33-80885, effective December 27, 1995; File No. 333-70471, effective January 12, 1999; File No. 333-86876, effective April 24, 2002; File No. 333-99849, effective September 19, 2002; File No. 333-120623, effective November 19, 2004; File No. 333-125017, effective May 17, 2005; File No. 333-130489, effective December 20, 2005; File No. 333-145027, effective August 1, 2007; File No. 333-145029, effective August 1, 2007; File No. 333-146820, effective October 19, 2007; File No. 333-159989, effective June 15, 2009; File No. 333-167185, effective May 28, 2010; File No. 333-167186, effective May 28, 2010; File No. 333-167187, effective May 28, 2010; File No. 333-181675, effective May 24, 2012; File no. 333-183767, effective September 7, 2012; File No. 333-183768, effective September 7, 2012; and File No. 333-183769, effective September 7, 2012) and Registration Statements of United Community Banks, Inc. on Form S-3 (File No. 333-159958, effective March 22, 2012; File No. 333-175226, effective March 28, 2012; File No. 333-174420, effective March 28, 2012; File No. 333-180752, effective April 25, 2012; and File No. 333-185733, effective January 30, 2013).

/s/ Porter Keadle Moore, LLC

Atlanta, Georgia
February 28, 2014